UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 4, 2008

ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1322 Crossman Ave.
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 227-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On January 4, 2008, Aruba Networks, Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Agreement”), by and among the Company, Airwave Wireless, Inc., a Delaware corporation (“Airwave”), Aloha Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Gary Hegna, Greg Murphy, Bryan Wargo, Kevin Beals, Paul Gray and, with respect to Article VII, Article VIII and Article IX thereof only, Westbury Equity Partners SBIC, L.P., a Delaware limited liability partnership, Ignition, LLC, a Delaware limited liability company, and Idealab Holdings, L.L.C., a Delaware limited liability company, Robert Headley as shareholder representative, and U.S. Bank National Association as escrow agent. The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, Airwave will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation as a wholly-owned subsidiary of the Company.
     Under the terms of the Agreement, the Company will acquire substantially all of the capital stock of Airwave in exchange for approximately $37.0 million of value in shares of its common stock and cash, less certain third party expenses and bonus payments and an adjustment based on the working capital of the Company at the time of closing. Twenty percent (20%) of the cash consideration will be placed into escrow to be held as security for losses incurred by the Company in the event of certain breaches of the representations and warranties covered in the Agreement or certain other events. Subject to the reservation of amounts for unsatisfied claims made on the escrow fund, twenty-five percent (25%) of the escrow amount will be released on the first anniversary of the closing, and the remainder will be released thirty (30) days after the eighteen (18)-month anniversary of the closing.

     The transaction has been approved by both companies’ boards of directors and is subject to customary closing conditions. The Agreement contains certain termination rights for both the Company and Airwave.
     The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed herewith as Exhibit 10.1.
     The Company issued a press release on January 9, 2008 announcing that it had entered into the Agreement. The text of the release is set forth in the attached Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Agreement and Plan of Reorganization, dated as of January 4, 2008, by and among Aruba Networks, Inc., Aloha Acquisition Corporation, Airwave Wireless, Inc. and certain other parties named therein

99.1	Press Release dated January 9, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.

Date: January 9, 2008	By:	/s/ Alexa King

Alexa King
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement and Plan of Reorganization, dated as of January 4, 2008, by and among Aruba Networks, Inc., Aloha Acquisition Corporation, Airwave Wireless, Inc. and certain other parties named therein

99.1	Press Release dated January 9, 2008